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                               FIRST AMENDMENT
                                      TO
                     SUBORDINATED CONVERTIBLE DEBENTURES
                             DUE MARCH 27, 2004
                            OF TRO LEARNING, INC.


     TRO Learning, Inc., a Delaware corporation (the "Issuer"), hereby amends its Series 1997 10% Subordinated Convertible Debentures due March 27, 2004, in the aggregate principal amount of $3,050,000, represented by Debenture Certificates No. 1997/10-1 through No. 1997/10-55 (the
"Debentures") as provided herein.

                                   RECITALS

     A. On March 27, 1997, the Issuer issued certificates representing the Debentures to the purchasers thereof.

     B. The Debentures are convertible into shares of the Issuer's Common Stock at the option of the holder at a conversion price which is subject to adjustment as provided in the Debentures.

     C. Section 4(b)(iv) of the Debentures incorrectly states the formula for adjusting such conversion price and does not accurately reflect the agreement between the Issuer and the purchasers of the Debentures with respect to such adjustment and the Issuer desires to amend the Debenture to accurately describe the formula for determination of adjustments under such Section.

     NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the Issuer hereby amends the Debentures as follows:

     1. Section 4(b)(iv) is hereby deleted and restated in its entirety as follows:

               (iv) If the Issuer issues or sells any shares of Common Stock for a consideration per share less than the Conversion Price then in effect (other than dividends payable in shares of Common Stock), or issues any options, warrants, or other rights to purchase Common Stock at a consideration per share less than the Conversion Price then in effect, or issues securities convertible into Common Stock at a conversion price per share of less than the Conversion Price then in effect, then the Conversion Price in effect immediately prior to such issuance or sale shall be adjusted so as to equal a fraction, (a) the numerator of which shall be an amount equal to the sum of (A) the aggregate number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the applicable Conversion Price in effect immediately prior to such issuance or sale, and (B) the total consideration payable to the Issuer upon such issuance or sale of such Common Stock and/or such purchase rights or convertible securities, plus the consideration payable to the Issuer upon the exercise of such purchase rights or upon conversion


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          of such convertible securities, and (b) the denominator of which shall be an amount equal to the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale plus the number of shares of Common Stock issuable upon the exercise of any purchase rights and/or upon the conversion of convertible securities issued in such issuance. If the Conversion Price is adjusted as the result of the issuance of any options, warrants or other purchase rights or upon the issuance of convertible securities, no further adjustments of such Conversion Price shall be made at the time of the exercise of such options, warrants or other purchase rights or convertible securities. If securities are sold for a consideration other than cash, the amount of the consideration other than cash received by the Issuer shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Issuer.

     2. Except as expressly provided herein, all of the terms, covenants and conditions of the Debentures remain in full force and effect.

     The Issuer has caused this First Amendment to Debenture to be executed as of November 13, 1997.

TRO LEARNING, INC.



By:
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Its:
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